                                                                     EXHIBIT 4.1




================================================================================



                 HIGH VOLTAGE ENGINEERING CORPORATION, as Issuer



                                       and



                 STATE STREET BANK AND TRUST COMPANY, as Trustee



                                    INDENTURE
                           Dated as of August 8, 1997


                                  $135,000,000
                          10 1/2% Senior Notes due 2004



================================================================================

                              CROSS-REFERENCE TABLE


  TIA                                                      Indenture
Section                                                     Section
-------                                                    ---------

310(a)(1) ..............................................   7.10
   (a)(2) ..............................................   7.10
   (a)(3) ..............................................   N.A.
   (a)(4) ..............................................   N.A.
   (b)    ..............................................   7.08; 7.10
          ..............................................   12.02
   (b)(1) ..............................................   7.10
   (b)(9) ..............................................   7.10
   (c)    ..............................................   N.A.
311(a)    ..............................................   7.11
   (b)    ..............................................   7.11
   (c)    ..............................................   N.A.
312(a)    ..............................................   2.05
   (b)    ..............................................   12.03
   (c)    ..............................................   12.03
313(a)    ..............................................   7.06
   (b)(1) ..............................................   N.A.
   (b)(2) ..............................................   7.06
   (c)    ..............................................   12.02
   (d)    ..............................................   7.06
314(a)    ..............................................   4.02; 4.04
          ..............................................   12.02
   (b)    ..............................................   11.02;11.04
   (c)(1) ..............................................   11.04; 12.04; 12.05
   (c)(2) ..............................................   11.04; 12.04; 12.05
   (c)(3) ..............................................   N.A.
   (d)    ..............................................   11.04
   (e)    ..............................................   12.05
   (f)    ..............................................   N.A.
315(a)    ..............................................   7.01; 7.02
   (b)    ..............................................   7.05; 12.02
   (c)    ..............................................   7.01
   (d)    ..............................................   6.05; 7.01;
          ..............................................   7.02
   (e)    ..............................................   6.12
316(a)(last sentence)...................................   6.05
   (a)(1)(A) ...........................................   6.05
   (a)(1)(B) ...........................................   6.04
   (a)(2)    ...........................................   8.02

   (b)       ...........................................   6.08
   (c)       ...........................................   8.04
317(a)(1)    ...........................................   6.09
   (a)(2)    ...........................................   6.10
   (b)       ...........................................   7.12
318(a)       ...........................................   12.01


------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE



                                                                            Page
                                                                            ----

Section 1.01.   Definitions................................................
Section 1.02.   Other Definitions..........................................
Section 1.03.   Incorporation by Reference of Trust Indenture Act..........
Section 1.04.   Rules of Construction......................................

                                    ARTICLE 2
                                    THE NOTES

Section 2.01.   Form and Dating............................................
Section 2.02.   Execution and Authentication...............................
Section 2.03.   Registrar and Paying Agent.................................
Section 2.04.   Paying Agent To Hold Money in Trust........................
Section 2.05.   Noteholder Lists...........................................
Section 2.06.   Transfer and Exchange......................................
Section 2.07.   Replacement Notes..........................................
Section 2.08.   Outstanding Notes..........................................
Section 2.09.   Treasury Notes.............................................
Section 2.10.   Temporary Notes............................................
Section 2.11.   Cancellation...............................................
Section 2.12.   Defaulted Interest.........................................
Section 2.13.   CUSIP Number...............................................
Section 2.14.   Deposit of Moneys..........................................
Section 2.15.   Book-Entry Provisions for Global Notes.....................
Section 2.16.   Special Transfer Provisions................................
Section 2.17.   Computation of Interest....................................

                                    ARTICLE 3
                                   REDEMPTION

Section 3.01.   Election to Redeem; Notices to Trustee.....................
Section 3.02.   Selection by Trustee of Notes To Be Redeemed...............
Section 3.03.   Notice of Redemption.......................................
Section 3.04.   Effect of Notice of Redemption.............................

Section 3.05.   Deposit of Redemption Price................................
Section 3.06.   Notes Redeemed in Part.....................................

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.   Payment of Notes...........................................
Section 4.02.   SEC Reports................................................
Section 4.03.   Waiver of Stay, Extension or Usury Laws....................
Section 4.04.   Compliance Certificate.....................................
Section 4.05.   Taxes......................................................
Section 4.06.   Limitation on Additional Indebtedness......................
Section 4.07.   Limitation on Preferred Stock of Restricted
                  Subsidiaries.............................................
Section 4.08.   Limitation on Capital Stock of Restricted
                  Subsidiaries.............................................
Section 4.09.   Limitation on Restricted Payments..........................
Section 4.10.   Limitation on Certain Asset Sales..........................
Section 4.11.   Limitation on Transactions with Affiliates.................
Section 4.12.   Limitations on Liens.......................................
Section 4.13.   Limitations on Investments.................................
Section 4.14.   Limitation on Disposition of Assets........................
Section 4.15.   Limitation on Sale and Lease-Back
                  Transactions.............................................
Section 4.16.   Limitation on Dividend and other Payment
                  Restrictions Affecting Subsidiaries......................
Section 4.17.   Payments for Consent.......................................
Section 4.18.   Legal Existence............................................
Section 4.19.   Change of Control..........................................
Section 4.20.   Maintenance of Properties; Insurance; Books
                  and Records; Compliance with Law.........................
Section 4.21.   Further Assurance to the Trustee...........................
Section 4.22.   Qualified Subsidiary IPO...................................
Section 4.23.   Limitation on Transfer of Intercompany Notes;
                  Repayment of Intercompany Notes..........................
Section 4.24.   Guarantees of Certain Indebtedness.........................
Section 4.25.   Limitation on Business of HIVEC Holdings;
                  Capital Stock of Foreign Subsidiaries....................

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

Section 5.01.   Limitation on Consolidation, Merger
                  and Sale of Assets.......................................

Section 5.02.   Successor Person Substituted...............................

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default..........................................
Section 6.02.   Acceleration...............................................
Section 6.03.   Other Remedies.............................................
Section 6.04.   Waiver of Past Defaults and Events of Default..............
Section 6.05.   Control by Majority........................................
Section 6.06.   Limitation on Suits........................................
Section 6.07.   No Personal Liability of Directors, Officers,
                  Employees and Stockholders ..............................
Section 6.08.   Rights of Holders To Receive Payment.......................
Section 6.09.   Collection Suit by Trustee.................................
Section 6.10.   Trustee May File Proofs of Claim...........................
Section 6.11.   Priorities.................................................
Section 6.12.   Undertaking for Costs......................................
Section 6.13.   Restoration of Rights and Remedies.........................

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.   Duties of Trustee..........................................
Section 7.02.   Rights of Trustee..........................................
Section 7.03.   Individual Rights of Trustee...............................
Section 7.04.   Trustee's Disclaimer.......................................
Section 7.05.   Notice of Defaults.........................................
Section 7.06.   Reports by Trustee to Holders..............................
Section 7.07.   Compensation and Indemnity.................................
Section 7.08.   Replacement of Trustee.....................................
Section 7.09.   Successor Trustee by Consolidation, Merger, etc............
Section 7.10.   Eligibility; Disqualification..............................
Section 7.11.   Preferential Collection of Claims Against Company..........
Section 7.12.   Paying Agents..............................................

                                    ARTICLE 8
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders.................................
Section 8.02.   With Consent of Holders....................................
Section 8.03.   Compliance with Trust Indenture Act........................
Section 8.04.   Revocation and Effect of Consents..........................
Section 8.05.   Notation on or Exchange of Notes...........................

Section 8.06.   Trustee To Sign Amendments, etc............................

                                    ARTICLE 9
                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Discharge of Indenture.....................................
Section 9.02.   Legal Defeasance...........................................
Section 9.03.   Covenant Defeasance........................................
Section 9.04.   Conditions to Legal Defeasance or
                  Covenant Defeasance......................................
Section 9.05.   Deposited Money and U.S. Government........................
                  Obligations To Be Held in Trust; Other
                  Miscellaneous Provisions.................................
Section 9.06.   Reinstatement..............................................
Section 9.07.   Moneys Held by Paying Agent................................
Section 9.08.   Moneys Held by Trustee.....................................

                                   ARTICLE 10
                               GUARANTEE OF NOTES

Section 10.01.  Guarantee..................................................
Section 10.02.  Execution and Delivery of Guarantees.......................
Section 10.03.  Limitation of Guarantee....................................
Section 10.04.  Additional Guarantors......................................
Section 10.05.  Release of Guarantor.......................................

                                   ARTICLE 11
                             COLLATERAL AND SECURITY

Section 11.01.  Pledge Agreement...........................................
Section 11.02.  Recording and Opinions.....................................
Section 11.03.  Release of Collateral......................................
Section 11.04.  Certificates of the Company................................
Section 11.05.  Authorization Of Trustee Actions
                  Under Pledge Agreement...................................
Section 11.06.  Authorization of Receipt of Funds
                  By Trustee Under Pledge Agreement........................
Section 11.07.  Termination Of Security Interest...........................

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls...............................
Section 12.02.  Notices....................................................

Section 12.03.  Communications by Holders with Other Holders...............
Section 12.04.  Certificate and Opinion as to
                  Conditions Precedent ....................................
Section 12.05.  Statements Required in Certificate
                  and opinion..............................................
Section 12.06.  Rules by Trustee and Agents................................
Section 12.07.  Business Days; Legal Holidays..............................
Section 12.08.  Governing Law..............................................
Section 12.09.  No Adverse Interpretation of Other
                  Agreements...............................................
Section 12.10.  No Recourse Against Others.................................
Section 12.11.  Successors.................................................
Section 12.12.  Multiple Counterparts......................................
Section 12.13.  Table of Contents, Headings, etc...........................
Section 12.14.  Separability...............................................

SIGNATURES

EXHIBITS
--------

Exhibit A.  Form of Note..................................................
Exhibit B.  Form of Legend and Assignment for 144A Note...................
Exhibit C.  Form of Legend and Assignment for
              Regulation S Note...........................................

Exhibit D.  Form of Legend for Global Note................................
Exhibit E.  Form of Certificate to Be Delivered
              in Connection with Transfers to
              Non-QIB Accredited Investors................................
Exhibit F.  Form of Certificate to Be Delivered
            in Connection with Transfers
            Pursuant to Regulation S......................................
Exhibit G.  Form of Guarantee.............................................

            INDENTURE, dated as of August 8, 1997, by and between HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation (the "COMPANY"), and STATE STREET BANK AND TRUST COMPANY (the "TRUSTEE") .


            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  DEFINITIONS.

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

            "ADDITIONAL INTEREST" means additional interest on the Notes which the Company agrees to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

            "ADJUSTED NET ASSETS" of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

            "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "AGENT" means any Registrar, Paying Agent, or agent for service of notices and demands.

            "ANDERSON" means Anderson Interconnect, Inc., a Massachusetts corporation.

            "ANDERSON IRELAND" shall have the meaning set forth in the definition of "RESTRICTED PAYMENT."

            "ASSET SALE" means the sale, transfer, repayment or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions with a fair market value in excess of $1.0 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property, (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof, or (e) any of the Intercompany Notes; PROVIDED that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary; and provided, further, that any sale of capital stock of any Restricted Subsidiary pursuant to a Qualified Subsidiary IPO shall be an Asset Sale only to the extent provided in
Section 4.22.

            "ASSET SALE PROCEEDS" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition, but only upon the liquidation or conversion of such notes or non-cash consideration into cash.

            "ATTRIBUTABLE INDEBTEDNESS" under this Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value of the obligation (discounted at a rate of 10%, compounded annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

            "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), of the first paragraph of Section 4.10.

            "BOARD OF DIRECTORS" with respect to any Person means the board of directors of such Person or any committee authorized to act therefor.

            "BOARD RESOLUTION" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company and to be in full force and effect, and delivered to the Trustee.

            "CAPITAL STOCK" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

            "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "CASH EQUIVALENTS" means (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed or insured by the United States of America, PROVIDED that in each case such obligations mature within one year from the date of acquisition thereof, (ii) certificates of deposit maturing within one year from the date of creation thereof issued by any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and at the time of investment rated at least A-1 by S&P and P-1 by Moody's, (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and at the time of investment rated at least A-1 by S&P or at least P-1 by Moody's and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency and (v) tax-exempt auction rate securities and municipal preferred stock, in each case, subject to reset no more than 35 days after the date of acquisition and having a rating of at least AA by S&P or AA by Moody's at the time of investment.

            A "CHANGE OF CONTROL" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting or economic power of the Company's or Parent's Common Stock, as the case may be, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Company or Parent, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Parent, as the case may be, (iii) there shall be consummated any consolidation or merger of the Company or Parent in which the Company or Parent, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Parent, as the case may be, would be converted into cash, securities or other property, other than a merger or consolidation of the Company or Parent, as the case may be, in which the holders of the Common Stock of the Company or Parent, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or Parent, as the case may be.

            "COLLATERAL" means the Intercompany Notes in the possession of the Trustee pursuant to the Pledge Agreement.

            "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to this Indenture and thereafter means the successor.

            "COMPANY REQUEST" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, Chief Operating Officer, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

            "CONSOLIDATED FIXED CHARGES" means, with respect to any Person and with respect to any determination date, the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly-Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for the prior four full fiscal quarter period for which financial results are available.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would he set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included in Capitalized Lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers, acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense) plus, without duplication, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus, without duplication, the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company) and, minus: W amortization of deferred financing costs and expenses; (ii) prepayment penalties on outstanding indebtedness of the Company retired on the Issue Date; (iii) accrual, redemption or payment of Contingent Interest Payments; and (iv) any accretions with respect to any of the Warrants.

            "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (a) the Net Income of any Person, including any Unrestricted Subsidiary of the Company or a Restricted Subsidiary (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions to the Company (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,
(d) extraordinary, unusual and non-recurring gains and losses shall be excluded and (e) without duplication, the tax effected non-cash accrual or accretion of, and payment of, Contingent Interest Payments or Warrants during such period shall be excluded.

            "CONTINGENT INTEREST PAYMENTS" means the contingent interest payments payable by the Company to BancBoston Capital, Inc. pursuant to the Contingent Interest Payment Agreement, dated as of April 27, 1991, between the Company, Robicon and Datcon and BancBoston Capital, Inc. ("BancBoston"), as amended, and that Agreement for Additional Contingent Interest Payments (Quest), dated as of June 29, 1995, as amended, between the Company, Robicon and Datcon and BancBoston.

            "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2 International Place, Boston, Massachusetts 02110-2804.

            "DATCON" means Datcon Instrument Company, Inc., a Pennsylvania corporation.

            "DEFAULT" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

            "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; -PROVIDED, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.19, shall not he deemed to be Disqualified Capital Stock solely by virtue of such provisions; and PROVIDED, FURTHER, that the Series A Preferred Stock shall be deemed not to be Disqualified Capital Stock.

            "EBITDA" means, for any Person, for any period, an amount equal to
(a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have been included in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; and PROVIDED, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has actually been received by such Person with respect to such Investment, or
(y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

            "EQUITY INTERESTS" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible or exchangeable for any of the foregoing.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE NOTES" has the meaning provided in the Registration Rights Agreement.

            "FIXED CHARGE COVERAGE RATIO" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported prior to the determination date to (ii) Consolidated Fixed Charges of such Person for such period.

            "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

            "GUARANTEE" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit G.

            "GUARANTOR" means each Person that hereafter becomes a Guarantor pursuant to Sections 10.02 and 10.04, and "Guarantors" means such entities, collectively.

            "HIVEC HOLDINGS" means HIVEC Holding, Inc., a Delaware corporation.

            "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

            "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

            "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be Indebtedness of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

            "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

            "INDUSTRIAS JORDA" shall mean that indirect foreign Subsidiary of the Company, Industrias Jorda. S.L.

            "INTERCOMPANY NOTES" means the Intercompany Notes issued by the direct Subsidiaries of the Company in the following principal amounts: (i)

Robicon: $39.5 million; (ii) PHI: $39.5 million; (iii) Datcon: $19.0 million;
(iv) Anderson: $19.0 million; and (v) HIVEC Holdings: $3.5 million.

            "INITIAL PURCHASERS" means CIBC Wood Gundy Securities Corp. and PaineWebber Incorporated.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

            "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

            "INVESTMENTS" means, directly or indirectly, any advance (other than advances to employees and directors of the Company and its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "ISSUE DATE" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

            "ISSUE DATE OFFERINGS" shall have the meaning given to the collective term "Offerings" in the Purchase Agreement.

            "LAUREN" means Lauren Corporation, a Delaware corporation and wholly-owned subsidiary of the Company.

            "LIEN" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "MATURITY DATE" means August 15, 2004.

            "MERGER" means the merger of Lauren into PHI.

            "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of May 7, 1997 by and among the Company, PHI and Lauren, as amended.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

            "NET INVESTMENT" means the excess of W the aggregate amount of all Investments in Unrestricted Subsidiaries made by the Company on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the board of directors of the Company) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the net cash proceeds received by the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); PROVIDED, however, that with respect to all Investments made in an Unrestricted Subsidiary the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

            "NET PROCEEDS" means (a) in the case of any sale of Capital Stock by any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the board of directors, at the time of receipt), (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holder, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

            "NEW REVOLVING CREDIT FACILITY" means the credit agreement or credit agreements to be entered into by and among the Company, the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund in whole or in part the borrowings and then maximum commitments under the New Revolving Credit Facility or such agreement (whether with the original administrative agent and lenders or other lenders or other agents and lenders or otherwise and whether provided under the original credit facility or other credit agreements or otherwise). The Company shall promptly notify the Trustee of any such refunding, replacement, restructuring or refinancing of the New Revolving Credit Facility.

            "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

            "NOTES" means the securities issued by the Company, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "OBLIGATIONS" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

            "OFFERING" means the offering of the Notes as described in the offering Memorandum.

            "OFFERING MEMORANDUM" means the Offering Memorandum dated August 5, 1997 pursuant to which the Notes issued on the Issue Date were offered.

            "OFFICER", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer, the President, any Vice President and the Chief Financial officer, the Treasurer or the Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

            "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Deputy Chairman of the Board, the President, the Chief Operating Officer or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

            "OPINION OF COUNSEL" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
12.05 and delivered to the Trustee.

            "PARENT" means Letitia Corporation, a Delaware corporation and the Company's sole stockholder.

            "PERMITTED HOLDERS" means (a) Parent, (b) Laurence S. Levy, (c) Clifford Press and (d) any spouse and any trust, holding company, or similar entity established by and or controlled by either or both of Laurence S. Levy and Clifford Press for the principal benefit of any of them or their spouses, lineal descendants or other family members.

            "PERMITTED INDEBTEDNESS" means:

                                    (i)      Indebtedness of the Company or any
                        Restricted Subsidiary arising under or in connection with the New Revolving Credit Facility in an amount not to exceed $25,000,000 less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced);

                                    (ii)     Indebtedness under the Notes and
                        the Guarantees, if applicable;

                                    (iii) (A) Indebtedness of foreign Restricted
                        Subsidiaries outstanding under one or more working capital facilities not to exceed the aggregate of 85% of eligible accounts receivable and 60% of eligible inventory of each such

                        Restricted Subsidiary and (B) additional Indebtedness of such Restricted Subsidiaries not to exceed $2,000,000 in aggregate principal amount outstanding at any one time;

                                    (iv)     Indebtedness  not covered by any
                        other clause of this definition which is outstanding on the date of this Indenture;

                                    (v)       Indebtedness of the Company to any
                        Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                                    (vi)     Purchase money Indebtedness and
                        Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5,000,000;

                                    (vii)    Interest Rate Agreements;

                                    (viii)   additional  Indebtedness of the
                        Company not to exceed $2,000,000 in principal amount outstanding at any time; and

                                    (ix)     Refinancing Indebtedness.

            "PERMITTED INVESTMENTS" means, for any Person, Investments made on or after the date of this Indenture consisting of:

                                    (i)      Investments by the Company, or by a
                        Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary, PROVIDED that any such Investment is permitted under clauses (a), (b) or (c) of Section 4.14;

                                    (ii)     Temporary Cash Investments;

                                    (iii)    Investments by the Company, or by a
                        Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

                                    (iv)     Existing Investments in a
                        Restricted Subsidiary which becomes an Unrestricted Subsidiary after a Qualified

                        Subsidiary IPO; PROVIDED, HOWEVER, that investments by the Company in a Restricted Subsidiary in anticipation of a Qualified Subsidiary IPO shall not be considered Permitted Investments;

                                    (v)      reasonable and customary loans made
                        to employees in connection with their relocation not to exceed $1,000,000 in the aggregate at any one time outstanding;

                                    (vi)     an Investment that is made by the
                        Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.10; and

                                    (vii)    other Investments that do not
                        exceed $1,000,000 at any time outstanding plus, the aggregate amount returned in cash on or with respect to Investments made pursuant to this clause (vii) not to exceed the aggregate amount invested by the Company therein.

            "PERMITTED LIENS" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; PROVIDED that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that are otherwise permitted under this Indenture; PROVIDED that
(a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (viii) any extensions, substitutions, replacements or renewals of the foregoing, (ix) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (x) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness"; PROVIDED that such Lien does not extend to any property other than that subject to the underlying lease; (xi) Liens to secure Indebtedness consisting of Interest Rate Agreements; and (xii) Liens securing the New Revolving Credit Facility.

            "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "PHI" means PHI Acquisition Holdings, Inc.

            "PHI ACQUISITION" means the acquisition of PHI by the Company and Lauren Corporation pursuant to the Merger Agreement.

            "PHYSICAL NOTES" means certificated Notes in registered form in substantially the form set forth in EXHIBIT A.

            "PLEDGE AGREEMENT" means the pledge agreement between the Company and the Trustee dated August 8, 1997, relating to the pledge of the Intercompany Notes by the Company to secure its Obligations hereunder.

            "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "PRIVATE EXCHANGE" has the meaning set forth in the Registration Rights Agreement.

            "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

            "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Rule 144A Notes in the form set forth in EXHIBIT B.

            "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

            "PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of August 5, 1997 by and among the Company and the Initial Purchaser.

            "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

            "QUALIFIED EQUITY OFFERING" means a public offering by the Company or Parent of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB", shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "QUALIFIED SUBSIDIARY IPO" means a public offering by a Restricted Subsidiary that is an obligor under an intercompany Note of shares of its Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock.

            "REDEEMABLE DIVIDEND" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

            "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

            "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company and any Wholly-Owned Subsidiary of the Company which becomes a Guarantor may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company.

            "REGISTRATION RIGHTS AGREEMENT" means the Notes Registration Rights Agreement dated as of the Issue Date by and between the Company and the Initial Purchasers, as amended from time to time.

            "REGULATION S" means Regulation S promulgated under the Securities Act.

            "RESPONSIBLE OFFICER" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "RESTATED ARTICLES" means the Restated Articles of Organization of the Company filed with the Secretary of the Commonwealth of Massachusetts, as may be amended from time to time.

            "RESTRICTED NOTE" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; PROVIDED, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "RESTRICTED PAYMENT" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the amount of the Net Investment by the Company therein (other than in connection with a Qualified Subsidiary IPO), (vi) the redemption of or the making of any Contingent Interest Payments, (vii) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary and (viii) the exchange of Warrants for Subsidiary Warrants in connection with a Qualified Subsidiary IPO. For purposes of determining the amount expended for Restricted

Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the direct and indirect Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person to be acquired that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 of this Indenture, PROVIDED, HOWEVER that the foregoing Indebtedness incurrence condition shall not apply to the designation as a Restricted Subsidiary of the Subsidiary ("Anderson Ireland") to which is to be transferred the assets and liabilities of the Fermoy, Ireland division of HIVEC, B.V. that is associated with the business of Anderson.

            "ROBICON" means Halmar Robicon Group, Inc., a Pennsylvania corporation.

            "RULE 144" means Rule 144 promulgated under the Securities Act.

            "RULE 144A" means Rule 144A promulgated under the Securities Act.

            "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to he sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

            "S&P" means Standard & Poor's Ratings Services and its successors.

            "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SERIES A PREFERRED STOCK" means the 12 1/2% Senior Redeemable Preferred Stock of the Company, whether designated as "Series A Senior

RedeemabLE Preferred Stock" or "Series A Exchange Senior Redeemable Preferred Stock" in the Restated Articles.

            "SIGNIFICANT RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

            "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first named Person for financial statement purposes.

            "SUBSIDIARY WARRANTS" means warrants of a Subsidiary that may be issued in exchange for the Warrants in connection with a Qualified Subsidiary IPO.

            "TEMPORARY CASH INVESTMENTS" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code secs. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a vote adopted by the Board of Directors of the Company; PROVIDED that, other than a Restricted Subsidiary which may be classified as an Unrestricted Subsidiary upon consummation of a Qualified Subsidiary IPO in compliance with Section 4.22, a Subsidiary may be so classified as an Unrestricted Subsidiary only if (x) the Restricted Subsidiary to be so designated has total assets of $1,000 or less or
(y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of
Section 4.06; and PROVIDED, FURTHER, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value (as determined by the Board of Directors in good faith) and book value of such Restricted Subsidiary pursuant to Section 4.09 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

            "U.S. GOVERNMENT OBLIGATIONS" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S.

Government Obligation or a specific payment of principal or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt.

            "WARRANTS" means the warrants issued in connection with the Series A Preferred Stock.

            "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors, qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.02.  OTHER DEFINITIONS.

            The definitions of the following terms may be found in the sections indicated as follows:

Term                                                       Defined in Section
----                                                       ------------------

"Affiliate Transaction"....................................       4.11

"Agent Members"............................................       2.15(a)

"Bankruptcy Law"...........................................       6.01

"Business Day".............................................      12.07

"CEDEL"....................................................       2.15(a)

"Change of Control Offer"..................................       4.19

"Change of Control Payment Date"...........................       4.19

"Change of Control Purchase Price".........................       4.19

"Covenant Defeasance"......................................       9.03

"Custodian"................................................       6.01

"Euroclear"................................................       2.15(a)

"Event of Default".........................................       6.01

"Excess Proceeds Offer"....................................       4.10

"Global Notes".............................................       2.15

"Legal Defeasance".........................................       9.02

"Legal Holiday"............................................      12.07

"Offer Period".............................................       4.10

"Other Notes"..............................................       2.01

"Paying Agent".............................................       2.03

"Purchase Date"............................................       4.10

"Registrar"................................................       2.03

"Regulation S Global Notes"................................       2.15(a)

"Regulation S Notes".......................................       2.01

"Reinvestment Date"........................................       4.10

"Restricted Global Note"...................................       2.15(a)

"Restricted Period"........................................       2.15(1)

"Rule 144A Notes"..........................................       2.01

            Section 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to he qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE SECURITIES" means the Notes.

            "INDENTURE SECURITYHOLDER" means a Holder or Noteholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR ON THE INDENTURE SECURITIES" means the Company, the Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

            Section 1.04.  RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

                        (1) a term has the meaning assigned to it herein,
            whether defined expressly or by reference;

                        (2) an accounting term not otherwise defined has the
            meaning assigned to it in accordance with GAAP;

                        (3) "or" is not exclusive;

                        (4) words in the singular include the plural, and in the
            plural include the singular;

                        (5) words used herein implying any gender shall apply to
            both genders; and

                        (6) whenever in this Indenture there is mentioned, in
            any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.  FORM AND DATING.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("RULE 144A NOTES") shall bear the legend and include the form of assignment set forth in EXHIBIT B, Notes offered and sold in offshore transactions in reliance on Regulation S ("REGULATION S NOTES") shall bear the legend and include the form of assignment set forth in EXHIBIT C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act ("OTHER NOTES") shall be represented by a Physical Note hearing the Private Placement Legend. Each Note shall be dated the date of its authentication and show the date of its authentication.

            The terms and provisions contained in the Notes and set forth on EXHIBIT A shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.02. EXECUTION AND AUTHENTICATION.

            Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of up to $135,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. Upon receipt of the Company Request and an Officers' Certificate certifying that the registration statement relating to the exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $135,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. The Exchange Notes and Private Exchange Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

            The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), and an office or agency where Notes may be presented for payment (the "PAYING AGENT") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying

Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            Any money deposited with any Paying Agent, or then held by the Company or a Subsidiary in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a Subsidiary, shall be discharged from such trust; and the Noteholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

Section 2.05. NOTEHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.06. TRANSFER AND EXCHANGE.

            Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.02, 2.10, 3.06, 4.10, 4.19 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

            Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.07. REPLACEMENT NOTES.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys, fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Section 2.08. OUTSTANDING NOTES.

            The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09. TREASURY NOTES.

            In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.10. TEMPORARY NOTES.

            Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11. CANCELLATION.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy canceled Notes and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.12. DEFAULTED INTEREST.

            If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13. CUSIP NUMBER.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the

Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.14. DEPOSIT OF MONEYS.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

            (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "RESTRICTED GLOBAL NOTE"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "REGULATION S GLOBAL NOTE," and, together with the Restricted Global Note and any other global notes representing Notes, the "GLOBAL NOTES"). The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("EUROCLEAR") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT D.

            Members of, or direct or indirect participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the

Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            ((b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall be deemed to execute, and the Trustee shall be deemed to authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the Private Placement Legend or, in the case of the

Regulation S Global Note, the legend set forth in EXHIBIT Q, in each case, unless the Company determines otherwise in compliance with applicable law.

            (f) on or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "RESTRICTED PERIOD"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel reasonably satisfactory to the Trustee regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate substantially in the form of EXHIBIT F hereto, to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16. SPECIAL TRANSFER PROVISIONS.

            (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                        (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 2, 1999 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT F hereto; PROVIDED that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                        (ii) if the proposed transferor is an Agent Member
            holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                        (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing (substantially as set forth in EXHIBIT B hereto), that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                        (ii) if the proposed transferee is an Agent Member, and
            the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.16, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers, Certificate from the Company to such effect.

            (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.17. COMPUTATION OF INTEREST.

            Interest on the Notes shall he computed on the basis of a 360-day year of twelve 30-day months.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01. ELECTION TO REDEEM; NOTICES TO TRUSTEE.

            If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes.

            If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee (unless a shorter period shall be acceptable to the Trustee). Any such notice may be canceled by notice in writing to the Trustee at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02. SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

            In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a public equity offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a PRO RATA basis to the extent practical, unless such a method is prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. NOTICE OF REDEMPTION.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof, if any) and shall state:

                        (1)         the Redemption Date;

                        (2) the redemption price and the amount of premium and accrued interest, if any, to be paid;

                        (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                        (4)         the name and address of the Paying Agent;

                        (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                        (7) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed;

                        (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

                        (9) the aggregate principal amount of Notes that are being redeemed.

            At the Company's written request made at least fifteen Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including premium, if any, and interest, if any, accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including premium and interest, if any, accrued to the Redemption Date, PROVIDED that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and PROVIDED, FURTHER, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium and accrued interest, if any, on, Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. NOTES REDEEMED IN PART.

            Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01. PAYMENT OF NOTES.

            The Company shall pay the principal of, premium (if any) and interest (including all Additional Interest as provided in the Registration Rights Agreement or, in the case of Notes issued subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement which shall be deemed to be included in the term "interest" for purposes of this Indenture and the Notes) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment. The Trustee shall have no obligation to determine whether any such Additional Interest is due and payable or to determine the allocation of such Additional Interest among the Holders. To the extent the Trustee is required to make distributions of such Additional Interest, the Company shall provide the Trustee with written instructions as to the amount of the distribution to be paid to each holder.

            The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC REPORTS.

            (a) The Company shall mail to each Holder of the Notes, and shall file with the Trustee within 15 days after it is required to file the same with the SEC, copies of the annual reports and quarterly reports or any amendments to such reports and of the information, documents and other reports which it may be required to file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act. The Company shall also comply with the other provisions of TIA sec. 314(a).

            (b) Whether or not the Company is required to file with the SEC such reports and other information referred to in Section 4.2(a), the Company shall furnish without cost to each Holder of the Notes and file with the SEC and the Trustee (i) within 120 days after the end of each fiscal year of the Company,
(x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Securities Act and (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (ii) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flows) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Securities Act and (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period.

Section 4.03. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. COMPLIANCE CERTIFICATE.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers, Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a reasonable review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Guarantor has violated any provisions of this Article 4 or
Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

            (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers, Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. TAXES.

            The Company and the Guarantors, if any, shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. LIMITATION ON ADDITIONAL INDEBTEDNESS.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); PROVIDED that the Company may incur Indebtedness if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's consolidated Fixed Charge Coverage Ratio (determined on a PRO FORMA basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is at least 2.00 to 1, and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness; and, PROVIDED, FURTHER, that any Restricted Subsidiary may incur Indebtedness if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, such Restricted Subsidiary's Fixed Charge Coverage Ratio (determined on a PRO FORMA basis for the last four fiscal quarters of such Restricted Subsidiary for which financial statements are available at the date of determination) is at least 2.50 to 1, and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "ACQUISITION"), then such ratio shall be determined by giving effect (on a PRO FORMA basis, as if the transaction had occurred at the beginning of the four-quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the Company's or such Restricted Subsidiary's EBITDA of the EBITDA of the acquired Person, business, property or assets, (B) if any Indebtedness to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a PRO FORMA basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a PRO FORMA basis, giving effect to the PHI Acquisition, the issuance of the Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any of its Restricted Subsidiaries, such calculation shall he made on a PRO FORMA basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

            Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

            The Company shall not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

Section 4.07. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

            The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under
Section 4.06 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08. LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

            The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to the issuance and sale of Capital Stock of a Restricted Subsidiary that is an obligor under an Intercompany Note in compliance with
Section 4.22, an Asset Sale made in compliance with Section 4.10 or the issuance of Preferred Stock in compliance with Section 4.07.

Section 4.09. LIMITATION ON RESTRICTED PAYMENTS.

            The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

                        (a) no Default or Event of Default shall have occurred
            and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                        (b) immediately after giving pro forma effect to such
            Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; and

                        (c) immediately after giving effect to such Restricted
            Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the Company's cumulative Consolidated Net Income after the Issue Date (or minus 100% of any cumulative deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company as a capital contribution to the common equity of the Company after the Issue Date and from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be and (3) $2,500,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

            The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) so long as no Default or Event of Default shall have occurred and be continuing, the payment of cash dividends on the Series A Preferred Stock when such dividends are required to be paid in cash in accordance with the Restated Articles, (vi) payment, from the net proceeds of the Offerings, of up to $2,250,000 to Parent to be used to repurchase from the High Voltage Engineering Corporation Retirement Plan shares of the common stock of Parent within 60 days of the Issue Date for not more than $2,250,000, and fund a proportional accrual relating to the Subordinated Notes Warrants of up to $150,000, (vii) so long as no Default or Event of Default shall have occurred and be continuing, the exchange of Warrants for Subsidiary Warrants or Common Shares for

Subsidiary Shares in the event of a Qualified Subsidiary IPO, (viii) payments required to effect the reclassification of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance Section 4.22 and (ix) the payment of management fees for services provided by Parent or its employees in an aggregate annual amount not to exceed $750,000; PROVIDED, HOWEVER, that any amounts paid by the Company pursuant to clauses (i), (v) and (vii) shall reduce amounts otherwise available for Restricted Payments.

            Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.10. LIMITATION ON CERTAIN ASSET SALES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or cash equivalents (those equivalents included in the definition of "Temporary Cash Investments" in Section 1.01); and (iii) subject to the Company's obligations with respect to the Intercompany Notes in the event of a Qualified Subsidiary IPO, the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Indebtedness of the Company or any Restricted Subsidiary ranking PARI PASSU to the Notes within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or any Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds and Asset Sale Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds (the "REINVESTMENT DATE") and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "EXCESS PROCEEDS OFFER"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and the Available Asset Sale Proceeds shall be reset to zero.

            If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "PURCHASE DATE"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "OFFER PERIOD"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                        (1) that the Excess Proceeds Offer is being made
            pursuant to this Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

                        (2) the purchase price and the Purchase Date;

                        (3) that any Note not tendered or accepted for payment
            will continue to accrue interest;

                        (4) that any Note accepted for payment pursuant to the
            Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

                        (5) that Holders electing to have a Note purchased
            pursuant to any Excess Proceeds offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Purchase Date;

                        (6) that Holders will be entitled to withdraw their
            election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                        (7) that, if the aggregate principal amount of Notes
            surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                        (8) that Holders whose Notes were purchased only in part
            will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers, Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, any

Guarantor shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes.

Section 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries owns a minority interest) or holder of 10% or more of the Company's Common Stock (an "AFFILIATE TRANSACTION") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1.0 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $3.0 million which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm selected by the Company.

            (b) The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions of Section 4.09 or (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the manufacturing industry.

Section 4.12. LIMITATIONS ON LIENS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens and other than a pledge of the Intercompany Notes to the Trustee as security for the Notes) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is PARI PASSU with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien on such property or asset or shares of stock or debt granted to the Holders of the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes; PROVIDED, HOWEVER, that in no event will the Company create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind on any of the Intercompany Notes other than a pledge of the Intercompany Notes to the Trustee as security for the Notes.

Section 4.13. LIMITATIONS ON INVESTMENTS.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.09, after the Issue Date.

Section 4.14. LIMITATION ON DISPOSITION OF ASSETS

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, sell, convey, lease, transfer or otherwise contribute or dispose of any of its assets or property or the proceeds from the sale or other disposition of any such assets or property (including any shares of Capital Stock of any Restricted Subsidiary of the Company) existing on the Issue Date (each referred to for the purpose of this covenant as a "disposition") to any other Subsidiary of the Company, other than (a) DE MINIMIS dispositions made in the ordinary course of business, (b) intercompany loans and cash equity contributions (other than the

Intercompany Notes), including, without limitation, any such loans or contributions for the purpose of effecting the payment of any tax owed by any such Subsidiary to any governmental entity), (c) dispositions of trade or other receivables and assets relating to trade and (d) dispositions permitted by
Section 4.09.

Section 4.15. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06.

Section 4.16. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              SUBSIDIARIES.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to meet its principal and interest obligations on the Notes (a)(i) through the payment of dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits, or (ii) through the payment of any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) through the making of loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or
(c) through the transfer of any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date, (ii) this Indenture and the Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property of assets of the Person (including any Subsidiary of the Person), so acquired, (v) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vi) Refinancing Indebtedness; PROVIDED that such restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (vii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer or encumbrance of the property subject to such security agreements and mortgages.

Section 4.17. PAYMENTS FOR CONSENT.

            Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18. LEGAL EXISTENCE.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.19. CHANGE OF CONTROL.

            (a) within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "CHANGE OF CONTROL OFFER") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "CHANGE OF CONTROL PURCHASE PRICE") in accordance with the procedures set forth below.

            If the New Revolving Credit Facility is in effect, or any amounts are owing thereunder, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph (b) below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under the New Revolving Credit Facility or offer to repay in full all obligations under or in respect of the New Revolving Credit Facility and repay the obligations under or in respect of the New Revolving Credit Facility of each lender who has accepted such offer or
(ii) obtain the requisite consent under the Revolving Credit Facility to permit the repurchase of the Notes pursuant to this Section 4.19. The Company must first comply with the covenant described in the preceding sentence before it may commence a Change of Control Offer in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under
Section 6.01 hereof if not cured within 30 days after the notice required by such clause.

            (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                        (1) that the Change of Control Offer is being made
            pursuant to this Section 4.19 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                        (2) the Change of Control Purchase Price and the
            purchase date (which shall be a Business Day no earlier than 30 Business Days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));

                        (3) that any Note not tendered will continue to accrue
            interest;

                        (4) that, unless the Company defaults in the payment of
            the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                        (5) that Holders accepting the offer to have their Notes
            purchased pursuant to a Change of Control Offer will he required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to a depository, if appointed, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                        (6) that Holders will be entitled to withdraw their
            acceptance if the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                        (7) that Holders whose Notes are being purchased only in
            part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                        (8) any other procedures that a Holder must follow to
            accept a Change of Control Offer or effect withdrawal of such acceptance; and

                        (9) the name and address of the depository or Paying
            Agent.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers, Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

            (c) (A) If either Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

            In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.20. MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS;
              COMPLIANCE WITH LAW.

            The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to he made all repairs, renewals, replacements and betterments thereto except where any failure to so do will not have a material adverse effect on the business, earnings, properties, assets or financial condition of the Company and its Subsidiaries, taken as a whole.

            The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

            The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

            The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

Section 4.21. FURTHER ASSURANCE TO THE TRUSTEE.

            The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.22. QUALIFIED SUBSIDIARY IPO.

            Each Restricted Subsidiary that is an obligor under an Intercompany Note may effect a Qualified Subsidiary IPO; PROVIDED that: (i) the Restricted Subsidiary consummating such Qualified Subsidiary IPO will have repaid in full its applicable Intercompany Note, together with all accrued and unpaid interest, if any, thereon, (ii) immediately after giving PRO FORMA effect to such Qualified Subsidiary IPO, the Company (excluding the EBITDA and Consolidated Fixed Charges of the Restricted Subsidiary subject to the Qualified Subsidiary
IPO) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06, assuming for the purposes of this calculation only, that the offer to repurchase referred to in the following paragraph has been subscribed in full, and (iii) no Default or Event of Default shall have occurred and be continuing. Upon completion of a Qualified Subsidiary IPO and the repayment of its Intercompany Note, such Restricted Subsidiary will become an Unrestricted Subsidiary.

            Within 30 days of the consummation of a Qualified Subsidiary IPO, the Company shall mail a notice to each holder of Notes stating, among other things: (1) that the holders of the Notes have the right to require the Company to apply the Net Proceeds received from the repayment of the applicable Intercompany Note to repurchase Notes from the holders thereof at a purchase price in cash equal to 101% of the aggregate principal amount thereof (plus accrued and unpaid interest, if any, to the purchase date) in the principal amount of the Intercompany Note being repaid by such Restricted Subsidiary; (2) the purchase date of such Notes (the "PURCHASE DATE"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; and
(3) the instructions, determined by the Company, that each holder must follow in order to have such Notes repurchased. An offer pursuant to this Section 4.22 shall remain open for a period of 20 Business Days following its commencement (the "OFFER PERIOD"). The notice, which shall govern the terms of such offer, shall state:

                        (1) that the offer is being made pursuant to this
            Section 4.22 and the length of time such offer will remain open;

                        (2) the purchase price and the Purchase Date;

                        (3) that any Note not tendered or accepted for payment
            will continue to accrue interest;

                        (4) that any Note accepted for payment pursuant to such
            offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

                        (5) that Holders electing to have a Note purchased
            pursuant to such offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

                        (6) that Holders will be entitled to withdraw their
            election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the third business day prior to the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                        (7) that, if the aggregate principal amount of Notes
            surrendered by Holders exceeds the principal amount of the redeemed Intercompany Note, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                        (8) that Holders whose Notes were purchased only in part
            will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to such offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.22. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, any Guarantor shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of such offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States.

            Following the consummation of any such offer to holders of the Notes following a Qualified Subsidiary IPO, the remaining Net Proceeds from the payment of the Intercompany Note repurchased by the Company in connection therewith shall be proceeds of an Asset Sale and shall be applied in accordance with Section 4.10.

Section 4.23. LIMITATION ON TRANSFER OF INTERCOMPANY NOTES; REPAYMENT OF
              INTERCOMPANY NOTES.

            With the exception of the pledge of the Intercompany Notes to the Trustee as security for the Notes, the Company shall not sell, pledge, hypothecate or otherwise convey or dispose of any Intercompany Note except in accordance with Section 4.22. The Company shall agree not to reduce the principal amount of any Intercompany Note or otherwise amend or modify the terms of any Intercompany Note as in effect on the Issue Date.

Section 4.24. GUARANTEES OF CERTAIN INDEBTEDNESS.

            The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company or a Guarantor (except as permitted under clause (i) of the definition of "Permitted Indebtedness" in Section 1.01) unless, in the case of a domestic Restricted Subsidiary, such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, providing for the Guarantee, in the form attached hereto as EXHIBIT G by such Restricted Subsidiary of the payment of the obligations of the Company under the Notes in the manner set forth under Article 10 hereof. Neither the Company nor any such Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.06.

Section 4.25. LIMITATION ON BUSINESS OF HIVEC HOLDINGS; CAPITAL STOCK OF FOREIGN
              SUBSIDIARIES.

            HIVEC Holdings shall not engage in any trade or business, incur any Indebtedness other than Permitted Indebtedness, incur any liabilities other than nominal expenses necessary to maintain its corporate existence, hold any assets other than the capital stock of HIVEC, B.V., or sell, pledge, encumber or transfer or cause or permit the sale, pledge, encumbrance or transfer of Capital Stock of any of its direct or indirect Subsidiaries. Datcon shall not sell, pledge, encumber or transfer the Capital Stock of any of its direct or indirect foreign subsidiaries. Notwithstanding the foregoing, by May 31, 1998, the Company shall cause HIVEC Holdings and HIVEC, B.V. to: (i) transfer (directly or indirectly) to Datcon all of the capital stock of Industrias Jorda that is not held by Datcon (or a direct or indirect subsidiary of Datcon); and (ii) transfer (directly or indirectly) all of the assets of Anderson Ireland to Anderson

(or a direct or indirect subsidiary of Anderson) ((i) and (ii) together, the "Foreign Realignment").

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01. LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS.

            (a) The Company shall not and shall not permit any Restricted Subsidiary to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:
(i) the Company or the Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Restricted Subsidiary) formed by such consolidation or into which the Company or the Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or the Restricted Subsidiary, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Restricted Subsidiary, as the case may be, under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a PRO FORMA basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06; PROVIDED that a Person that is a Restricted Subsidiary may merge into the Company or another Person that is a Restricted Subsidiary without complying with this clause (iii).

            (b) In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. SUCCESSOR PERSON SUBSTITUTED. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor, if applicable, in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company or such Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT.

            An "Event of Default" occurs if

                        (1) there is a default in payment of any principal of,
            or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration or otherwise;

                        (2) there is a default in the payment of any interest on
            any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                        (3) there is a default by the Company or any Guarantor
            in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

                        (4) there is a default in the payment when due of
            principal, interest or premium in an aggregate amount of $3,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $3,000,000 or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice of such Default to the Company by the Trustee or to the Company and the Trustee by any Holder, or such acceleration shall not be rescinded or annulled within 20 days after written notice of such Default to the Company by the Trustee or to the Company and the Trustee by any Holder;

                        (5) the entry of a final judgment or judgments which can
            no longer be appealed for the payment of money in excess of $3,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                        (6) the Company or any Significant Restricted Subsidiary
            pursuant to or within the meaning of any Bankruptcy Law:

                            (A) commences a voluntary case,

                            (B) consents to the entry of an order for relief
                        against it in an involuntary case,

                            (C) consents to the appointment of a Custodian of it
                        or for all or substantially all of its property,

                            (D) makes a general assignment for the benefit of
                        its creditors, or

                            (E) generally is not paying its debts as they become
                        due;

                        (7) a court of competent jurisdiction enters an order
            or decree under any Bankruptcy Law that:

                            (A) is for relief against either of the Company or
                        any Restricted Subsidiary in an involuntary case,

                            (B) appoints a Custodian of either of the Company or
                        any Restricted Subsidiary or for all or substantially all of the property of either of the Company or any Restricted Subsidiary, or

                            (C) orders the liquidation of either of the Company
                        or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                        (8) the Company fails to cause up to $2,250,000 of the
            proceeds from the Issue Date Offerings to be applied, as completely as possible, to the repurchase of the common stock of Parent held by the High Voltage Engineering Corporation Retirement Plan within 60 days of the Issue Date; or

                        (9) the Company fails to cause the Foreign Realignment
            to occur on or before May 31, 1998.

            The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or any other Person.

Section 6.02. ACCELERATION.

            If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest, if any, to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall he due and p able immediately without any declaration or other act on t part of the Trustee or the Holders of the Notes.

Section 6.03. OTHER REMEDIES.

            If an Event of Default occurs and is continuing, Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium if any, and interest on the Notes or to enforce the perform of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, promise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

            Subject to Sections 6.02, 6.08 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent other Default or Event of Default or impair any right consequent thereto.

Section 6.05. CONTROL BY MAJORITY.

            The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trust by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. LIMITATION ON SUITS.

            Subject to Section 6.08 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

                        (1) the Holder gives to the Trustee written notice of a
            continuing Event of Default;

                        (2) the Holders of at least 25% in aggregate principal
            amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                        (3) such Holder or Holders offer and if requested
            provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                        (4) the Trustee does not comply with the request within
            60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

                        (5) no direction inconsistent with such written request
            has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS

            No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, if any, or this Indenture or for a claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 6.08.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.09. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest, if any, remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.11. PRIORITIES.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                        FIRST: to the Trustee for amounts due under
            Section 7.07 hereof;

                        SECOND: to Noteholders for amounts due and unpaid on the
            Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                        THIRD: to the Company or, to the extent the Trustee
            collects any amount from any Guarantor, to such Guarantor.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

Section 6.12. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys, fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.13. RESTORATION OF RIGHTS AND REMEDIES.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

            (b)         Except during the continuance of an Event of Default:

                        (1) The Trustee need perform only those duties that are
            specifically set forth in this Indenture and no others.

                        (2) In the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) This paragraph does not limit the effect of
            paragraph (b) of this Section 7.01.

                        (2) The Trustee shall not be liable for any error of
            judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (3) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05 hereof.

                        (4) No provision of this Indenture shall require the
            Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                        (d) Whether or not therein expressly so provided,
            paragraphs (a), (b), (c), (e) and (f) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                        (e) The Trustee may refuse to perform any duty or
            exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

                        (f) The Trustee shall not be liable for interest on any
            money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. RIGHTS OF TRUSTEE.

            Subject to Section 7.01 hereof:

            The Trustee may rely on any document, certificate, resolution, opinion, statement, consent, order or other writing reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; PROVIDED that the Trustee's conduct does not constitute negligence or bad faith.

            The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or other fact, event, or circumstances the occurrence or existence of which may impose duties upon the Trustee hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof. The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall he subject to Sections 7.10 and 7.11 hereof.

Section 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication.

Section 7.05. NOTICE OF DEFAULTS.

            If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            If required by TIA sec. 313(a), within 60 days after May 15 of any year, commencing May 15, 1998, the Trustee shall mail to each Noteholder A brief report dated as of such May 15 that complies with TIA sec. 313(a). The Trustee also shall comply with TIA sec. 313(b)(2). The Trustee shall also transMIT by mail all reports as required by TIA sec. 313(c) and TIA sec. 313(d).

            A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. COMPENSATION AND INDEMNITY.

            The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it, including costs of collection, in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants and counsel.

            The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and the enforcement of this Indenture (including this Section 7.07) against the Company and any Guarantor, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder.

            Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantors. The obligations of the Company and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the satisfaction and discharge of this Indenture, including any termination or resection hereof under any Bankruptcy Law.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law, and the Trustee shall have a lien upon any securities, money, property or other consideration to which the Holders may become entitled pursuant to any plan of reorganization or readjustment of obligations in any proceedings under Bankruptcy Law. The Trustee is hereby irrevocably appointed attorney-in-fact for the Holders to collect and receive in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due the Trustee for such expenses and compensation for services, and to pay and distribute the balance, pro-rata, to the Holders.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. REPLACEMENT OF TRUSTEE.

            The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

                        (1) the Trustee fails to comply with Section 7.10
            hereof;

                        (2) the Trustee is adjudged a bankrupt or an insolvent;

                        (3) a receiver or other public officer takes charge of
            the Trustee or its property; or

                        (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee (provided that the amounts owing to the Trustee hereunder have been paid in full), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER, ETC.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA sec. 310(a)(1) and (2) in every respect. The Trustee shall havE a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA sec. 310(b), including the provision in sec. 310(b)(1); PROVIDED that there shall he excluded from the operation of TIA sec. 310(b)(1) any indenture OR indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA sec. 310(b)(1) are met.

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee shall comply with TIA sec. 311(a), excluding any creditor relationship listed in TIA sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA sec. 311(a) to the extent indicated therein.

Section 7.12. PAYING AGENTS.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                        (A) that it will hold all sums held by it as agent for
            the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

                        (B) that it will at any time during the continuance of
            any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                        (C) that it will give the Trustee written notice within
            three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. WITHOUT CONSENT OF HOLDERS.

            The Company and the Guarantors, if any, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture, the Notes or the Pledge Agreement without notice to or consent of any
Noteholder:

                        (1) to comply with Section 5.01 hereof;

                        (2) to provide for uncertificated Notes in addition to
            or in place of certificated Notes;

                        (3) to comply with any requirements of the SEC under the
            TIA;

                        (4) to cure any ambiguity, defect or inconsistency;

                        (5) to make any other change that does not adversely
            affect the rights of any Noteholders hereunder;

                        (6) to add or release a Guarantor; or

                        (7) to provide for the issuance of the Exchange Notes
            and the Private Exchange Notes in accordance with Section 2.02 in a manner that does not adversely affect the rights of any Noteholder.

            The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not he obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. WITH CONSENT OF HOLDERS.

            The Company, the Guarantors, if any, and the Trustee may modify, amend, waive or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                        (1) reduce the principal amount of outstanding Notes
            whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

                        (2) reduce the rate of or change the time for payment of
            interest on any Note;

                        (3) reduce the principal of or premium on or change the
            stated maturity of any Note;

                        (4) make any Note payable in money other than that
            stated in the Note or change the place of presentment from New York, New York;

                        (5) change the amount or time of any payment required by
            the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.01 hereof, or change the time before which no such redemption may be made;

                        (6) waive a default in the payment of the principal of,
            or interest on, or redemption payment with respect to, any Note (including any obligation to make a Change of Control Offer or, after the Company's obligation to purchase Notes arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

                        (7) make any changes in Sections 6.04 or 6.08 hereof or
            this sentence of Section 8.02; or

                        (8) affect the ranking of the Notes or any Guarantee in
            a manner adverse to the Holders.

            After a modification, amendment, supplement or waiver under this
Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. REVOCATION AND EFFECT OF CONSENTS.

            Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

            The Company may, but shall not he obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

            After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case the modification, amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05. NOTATION ON OR EXCHANGE OF NOTES.

            If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 8 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers, Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, if any, enforceable against each of them in accordance with its terms (subject to customary exceptions). The Company or any Guarantor may not sign a modification, amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. DISCHARGE OF INDENTURE.

            The Company and the Guarantors, if any, may terminate their obligations under the Notes, the Guarantees, if any, and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

            After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05, 9.06 and 9.08 hereof shall survive.

Section 9.02. LEGAL DEFEASANCE.

            The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this
Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. COVENANT DEFEASANCE.

            At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Guarantors, if any, shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.16, 4.19, and 4.21 through 4.25, inclusive, and clause (a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "COVENANT DEFEASANCE") and the Notes shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

                        (1) the Company shall irrevocably have deposited or
            caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

                        (2) no Event of Default or Default with respect to the
            Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                        (3) such Legal Defeasance or Covenant Defeasance shall
            not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                        (4) such Legal Defeasance or Covenant Defeasance shall
            not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company or any Guarantor is a party or by which they are bound;

                        (5) the Company shall have delivered to the Trustee an
            Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                        (6) in the case of an election under Section 9.02 above,
            the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                        (7) in the case of an election under Section 9.03
            hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                        (8) the Company shall have delivered to the Trustee an
            Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under
            Section 9.03 hereof (as the case may be) have been complied with;

                        (9) the Company shall have delivered to the Trustee an
            Officers, Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                        (10) the Company shall have paid or duly provided for
            payment under terms mutually satisfactory to the Company and the

            Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.


            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, if any, but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Guarantors, if any, shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantor under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; PROVIDED, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. MONEYS HELD BY PAYING AGENT.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08. MONEYS HELD BY TRUSTEE.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, if any, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or any Guarantor or the release of any money held in trust by the Company or any Guarantor, as the case may be, Noteholders entitled to the money must look only to the Company and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE 10

                               GUARANTEE OF NOTES

Section 10.01. GUARANTEE.

            Subject to the provisions of this Article 10, each Guarantor, by execution of a Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest) on the overdue principal of, and premium, if any, and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, and interest, if any, thereon and as provided in Section 9.01 hereof. Each Guarantor, by execution of a Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged. Failure to make such a demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

            A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

            A Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

            A Guarantor, by execution of a Guarantee, will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under such Guarantee.

Section 10.02. EXECUTION DELIVERY OF GUARANTEES.

            A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

            If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

Section 10.03. LIMITATION OF GUARANTEE.

            The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 10.04. ADDITIONAL GUARANTORS.

            Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors, rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 10.05. RELEASE OF GUARANTOR.

            A Guarantor shall be released from all of its obligations under its Guarantee if:

                        (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof; or

                        (ii) the Guarantor merges with or into or consolidates
            with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with
            Section 5.01 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

                                   ARTICLE 11

                             COLLATERAL AND SECURITY

Section 11.01. PLEDGE AGREEMENT.

            The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to the Notes, according to the intent and purposes expressed in the Pledge Agreement. The Company shall take any and all actions reasonably required to cause the Pledge Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons.

Section 11.02. RECORDING AND OPINIONS.

            The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel the Lien with respect to the Collateral intended to be created by the Pledge Agreement has been validly created and reciting with respect to the security interests in the Collateral, the details of the action required to perfect such security interest, or (ii) stating that, in the opinion of such counsel, no such action is necessary to perfect such Lien.

Section 11.03. RELEASE OF COLLATERAL.

            (a) Subject to subsections (b), (c) and (d) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Pledge Agreement only in accordance with the provisions of the Pledge Agreement.

            (b) No Collateral shall be released from the Lien and security interest created by the Pledge Agreement, other than pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 11.03(d) and Section 11.04.

            (c) At any time when an Event of Default shall have occurred and he continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Pledge Agreement, and no release of Collateral in contravention of this Section 11.3(c) shall be effective as against the Holders of Notes.

            (d) The release of any Collateral from the Liens and security interests created by the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section

                                      -94


11.03, pursuant to the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 11.04. CERTIFICATES OF THE COMPANY.

            The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Pledge Agreement, (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such opinion of Counsel.

Section 11.05. AUTHORIZATION OF TRUSTEE ACTIONS UNDER PLEDGE AGREEMENT.

            Subject to the provisions of Sections 7.01 and 7.02, the Trustee may, without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or he prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 11.06. AUTHORIZATION OF RECEIPT OF FUNDS BY TRUSTEE UNDER PLEDGE
               AGREEMENT.

            The Trustee is authorized to receive any funds for the benefit of the Holders of Notes disbursed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 11.07. TERMINATION OF SECURITY INTEREST.

            Upon the earliest to occur of (i) the payment in full of all obligations of the Company under this Indenture and the Notes, (ii) Legal Defeasance pursuant to Section 9.03 and (iii) Covenant Defeasance pursuant to
Section 9.02, the Trustee shall, at the written request of the Company, release any Liens existing pursuant to this Indenture the Pledge Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. NOTICES.

            Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

            If to the Company or any Guarantor:

                        High Voltage Engineering Corporation
                        401 Edgewater Place, Suite 680
                        Wakefield, Massachusetts 01880

                        Attention:  President

                        Telephone: (617) 224-1001

                        Fax Number: (617) 224-1101

            Copy to:

                        Bingham, Dana & Gould LLP
                        150 Federal Street
                        Boston, Massachusetts 02110-1726

                        Attention: Michael P. O'Brien, Esq.

                        Telephone: (617) 951-8000
                        Fax Number: (617) 951-8736

            If to the Trustee:

                        State Street Bank and Trust Company
                        2 International Place
                        Boston, Massachusetts 02110-2804

                        Attention:  Financial Markets Group - Corporate
                                    Trust Department

                        Telephone: (617) 664-5311
                        Fax Number: (617) 664-5742

            Copy to:

                        Peabody & Arnold
                        50 Rowes Wharf
                        Boston, MA 02110

                        Attention:  Robert J. Coughlin, Esq.

                        Telephone: (617) 951-2011
                        Fax Number: (617) 951-2125

            Such notices or communications shall he effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Company, any Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. COMMUNICATIONS BY HOLDERS WITH OTHER.

            Noteholders may communicate pursuant to TIA sec. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and anyone else shall have the protection of TIA sec. 312 (c).

Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                        (1) an Officers, Certificate (which shall include the
            statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                        (2) an Opinion of Counsel (which shall include the
            statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

            Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                        (1) a statement that the Person making such certificate
            or opinion has read such covenant or condition;

                        (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (3) a statement that, in the opinion of such Person, it
            or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                        (4) a statement as to whether or not, in the opinion of
            such Person, such covenant or condition has been complied with.

Section 12.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07. BUSINESS DAYS; LEGAL HOLIDAYS.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08. GOVERNING LAW.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not he used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10. NO RECOURSE AGAINST OTHERS.

            No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and any Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

Section 12.11. SUCCESSORS.

            All agreements of the Company and the Guarantors, if any, in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12. MULTIPLE COUNTERPARTS.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. SEPARABILITY.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [Remainder of page left blank intentionally]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.


                                            HIGH VOLTAGE ENGINEERING
                                            CORPORATION


                                            By: /s/ Clifford Press
                                                -------------------------------
                                                Name:  Clifford Press
                                                Title: President



                                            STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee



                                            By: /s/ Jill Olson
                                                -------------------------------
                                                Name:  Jill Olson
                                                Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------


                             [FORM OF FACE OF NOTE]


                                                            CUSIP [            ]

                      HIGH VOLTAGE ENGINEERING CORPORATION

No. [           ]                                                 $    ,    ,000

                          10 1/2% SENIOR NOTE DUE 2004


            HIGH VOLTAGE ENGINEERING CORPORATION, a Massachusetts corporation (the "Company"), for value received, promises to pay to or registered assigns the principal sum of $ , ,000 dollars on August 15, 2004.

            Interest Payment Dates:  February 15 and August 15

            Record Dates:  February 1 and August 1

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                            HIGH VOLTAGE ENGINEERING
                                            CORPORATION


                                            By:
                                                --------------------------------
                                            Title:



                                            By:
                                                --------------------------------
                                            Title:



Dated:

Certificate of Authentication

            This is one of the 10 1/2% Senior Notes due 2004 referred to in the within-mentioned Indenture.


                                            STATE STREET BANK AND
                                            TRUST COMPANY, as Trustee


                                            By:
                                                --------------------------------
                                                     Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                      High voltage Engineering Corporation

                          10 1/2% SENIOR NOTE DUE 2004


            1. INTEREST. High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10 1/2% per annum. Interest hereON will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 8, 1997 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 15 and August 15 commencing February 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10 1/2% per annum.

            2. METHOD OF PAYMENT. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on February 1 or August I next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. PAVING AGENT AND REGISTRAR. Initially, STATE STREET BANK AND TRUST COMPANY (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 8, 1997 (the "Indenture") by and between the Company and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code secs. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Company limited in aggregate principal amount to $120.0 million.

            5. OPTIONAL REDEMPTION. The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after August 15, 2001 upon not less than 30 nor more than 60 days, notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on August 15 of each year listed below:

            Year                                                Redemption Price
            ----                                                ----------------

            2001............................................         105.250%
            2002............................................         102.625%
            2003 and thereafter.............................         100.000%

            Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time on or prior to August 15, 2000 at a redemption price equal to 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date with the Net Proceeds of one or more Qualified Equity Offerings of the Company or Parent to the extent such proceeds were contributed to the Company as common equity; PROVIDED, that at least $87.75 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Qualified Equity Offering.

            6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

            7. OFFERS TO PURCHASE. The Indenture provides that upon the occurrence of a Change of Control, Asset Sale or a Qualified Subsidiary IPO, and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            8. COLLATERAL. As provided in the Indenture and subject to certain limitations set forth therein, the Company has secured a portion of its Obligations under the Indenture with a first priority Lien on the Collateral. Each Holder, by accepting a Note, agrees to be bound by the terms of the Pledge

            Agreement, as the same may be amended from time to time. The Liens created under the Pledge Agreement shall be released upon the terms and subject to the conditions set forth in the Indenture and the Pledge Agreement. Each Holder, by accepting a Note, agrees that a release of Collateral in accordance with the terms of the Pledge Agreement will not he deemed for any purpose to be an impairment of the security under the Indenture or the Pledge Agreement upon receipt of an Opinion of Counsel stating that such release is authorized and permitted under the Indenture and the Pledge Agreement.

            9. REGISTRATION RIGHTS. Pursuant to a Registration Rights Agreement by and between the Company and CIBC Wood Gundy Securities Corp. and PaineWebber Incorporated, as Initial Purchasers of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            11. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

            13. AMENDMENT, SUPPLEMENT, WAIVER, ETC. Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

            14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, enter into sale and leaseback transactions and on the ability of the Company to merge or consolidate with any other Person or transfer all or substantially all of the Company's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

            15. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

            16. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable; PROVIDED, HOWEVER, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Company, the principal amount of and interest on, all Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

            17. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            18. NO RECOURSE AGAINST OTHERS. No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors, if any, under the Notes, the Indenture or the Guarantees, if any, or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. DISCHARGE. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

            20. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

            21. GOVERNING LAW. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MASSACHUSETTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

            22. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                        High Voltage Engineering Corporation
                        401 Edgewater Place, Suite 680
                        Wakefield, Massachusetts 01880

                        Attention:  President

                                   ASSIGNMENT


            I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                       OPTION OF HOLDER TO ELECT PURCHASE



            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10, Section 4.19 or Section 4.22 of the Indenture, check the appropriate box:

[ ] Section 4.10             [ ] Section 4.19             [ ] Section 4.22

            If you want to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.19 or Section 4.22 of the Indenture, state the amount you elect to have purchased:

$__________________
(multiple of $1,000)

Date:_______________________

                                        Your Signature:_________________________

                                        (Sign exactly as your name appears
                                        on the face of this Note)



____________________________
Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------



                         [FORM OF LEGEND FOR 144A NOTE]


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT

SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]



I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]
                                   -----------

[  ]  (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or

[  ]  (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date:_________________               Your Signature:____________________________



                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:__________________                ________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT C
                                                                       ---------



                     [FORM OF LEGEND FOR REGULATION S NOTE]


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]



I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]
                                   -----------

[ ]  (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ]  (b)   this Note is being transferred other than in accordance with (a)
           above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not he obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date:____________________               Your Signature:_________________________



                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the other side of this Note)



Signature Guarantee:____________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:___________________               ________________________________________
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT D
                                                                       ---------



                        [FORM OF LEGEND FOR GLOBAL NOTE]


            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E
                                                                       ---------



                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


                                                        __________________, ____

Attention:

            Re: High Voltage Engineering Corporation (the "Company") 10% Senior Notes Due 2004 (the "Notes")
                        ----------------------------------------------------

Dear Sirs:

            In connection with our proposed purchase of Notes of the Company, we confirm that:

                        1. We understand that any subsequent transfer of the
            Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 8, 1997 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                        2. We understand that the Notes have not been registered
            under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                        3. We are not acquiring the Notes for or on behalf of,
            and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended), except as permitted thereunder.

                        4. We understand that, on any proposed resale of any
            Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                        5. We are an institutional "accredited investor" (as
            defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                        6. We are acquiring the Notes purchased by us for our
            account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------
                                                   Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------



                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                       -----------------------------------

                                                           _______________, ____

Attention:

            Re: High Voltage Engineering Corporation (the "Company") 10 1/2 Senior Notes Due 2004 (the "Notes")
                        ----------------------------------------------------

Dear Sirs:

            In connection with our proposed sale of $______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                        (1) the offer of the Notes was not made to a U.S. person
            or to a person in the United States;

                        (2) either (a) at the time the buy offer was originated,
            the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                        (3) no directed selling efforts have been made in the
            United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                        (4) the transaction is not part of a plan or scheme to
            evade the registration requirements of the Securities Act; and

                        (5) we have advised the transferee of the transfer
            restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT G
                                                                       ---------




                               [FORM OF GUARANTEE]



            Each of the undersigned (the "GUARANTORS") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of August 8, 1997 by and between High voltage Engineering Corporation, as issuer and STATE STREET BANK AND TRUST COMPANY, as Trustee (as amended, restated or supplemented from time to time, the "INDENTURE"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.


                                        [GUARANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: